Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

China Jo-Jo Drugstores, Inc.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Ordinary Share, par value $0.012 per share (3)	(9)				0.0001091
	Equity	Preferred Share (4), par value $0.001 per share (3)					0.0001091
	Debt	Debt Securities (5)					0.0001091
	Other	Warrants (6)					0.0001091
	Other	Rights (7)					0.0001091
	Other	Units (8)					0.0001091
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(p)	(1)	(1)	$200,000,000	0.0001091	$21,820.00

	Total Offering Amounts							$200,000,000
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$21,820.00

(1)	The amount to be registered consists of a currently indeterminate amount of ordinary shares, preferred shares, debt securities, warrants, rights and/or units, estimated solely for purposes of computing the registration fee. There is also being registered hereunder such currently indeterminate number of (i) ordinary shares or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred shares registered hereby or (ii) ordinary shares, preferred shares, debt securities, rights and/or units that may be issued upon exercise of warrants or rights registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security, pursuant to General Instruction II.G of Form F-3 under the Securities Act. No separate consideration will be received for (i) ordinary shares or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred shares registered hereby or (ii) ordinary shares, preferred shares, debt securities, rights and/ or units that may be issued upon exercise of warrants or rights registered hereby, as the case may be.
(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(3)	Including such currently indeterminate amount of ordinary shares as may be issued from time to time at currently indeterminate prices or upon conversion or exchange of debt securities or preferred shares registered hereby, or upon exercise of warrants or rights registered hereby, as the case may be.
(4)	Including such currently indeterminate amount of preferred share as may be issued from time to time at currently indeterminate prices or upon exercise of warrants or rights registered hereby, as the case may be.
(5)	Including such currently indeterminate principal amount of debt securities as may be issued from time to time at currently indeterminate prices or upon exercise of warrants or rights registered hereby, as the case may be.
(6)	Including such currently indeterminate number of warrants as may be issued from time to time at currently indeterminate prices.
(7)	Including such currently indeterminate number of rights, including share purchase or subscription rights, as may be issued from time to time at currently indeterminate prices.
(8)	Including such currently indeterminate number of units as may be issued from time to time at currently indeterminate prices. Each unit will represent an interest in two or more securities registered hereby, which may or may not be separable from one another.
(9)	Calculated pursuant to Rule 457(o) under the Securities Act. In connection with the $200,000,000 maximum aggregate offering price of securities being registered hereunder, registration fees of $21,820 are payable, and was previously paid.